EXHIBIT 11
                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF EARNING PER SHARE

                                                   Three Months Ended         Nine Months Ended
                                                      September 30,             September 30,
                                                    1998         1997         1998         1997
                                                 ----------   ----------   ----------   ----------
BASIC:
Common shares outstanding, beginning of period    6,799,524    6,739,324    6,799,524    6,739,324
Effect of weighting shares:
  Weighted common shares issued                   1,075,178         --        906,237         --
  Common stock to be issued                          85,468         --         79,207         --
                                                 ----------   ----------   ----------   ----------

Weighted average number of common shares
  outstanding                                     7,960,170    6,739,324    7,784,968    6,739,324
                                                 ==========   ==========   ==========   ==========

Net income                                       $1,409,260   $  662,974   $2,888,531   $1,385,493
                                                 ==========   ==========   ==========   ==========

Earnings per share                               $     0.18   $     0.10   $     0.37   $     0.21
                                                 ==========   ==========   ==========   ==========


DILUTED:
Common shares outstanding, beginning of period    6,799,524    6,739,324    6,799,524    6,739,324
Effect of weighting shares:
  Weighted common shares issued                   1,075,178         --        906,237         --
  Employee stock options                            296,676       92,836      295,599       13,008
  Convertible warrants                               82,163         --        210,566         --
  IPO stock purchase options                         72,788         --         75,495         --
  Common stock to be issued                          85,468         --         79,207         --
                                                 ----------   ----------   ----------   ----------

Weighted average number of common and common
  equivalent shares outstanding                   8,411,797    6,832,160    8,366,628    6,752,332
                                                 ==========   ==========   ==========   ==========

Net income                                       $1,409,260   $  662,974   $2,888,531   $1,385,493
                                                 ==========   ==========   ==========   ==========

Earnings per share                               $     0.17   $     0.10   $     0.35   $     0.21
                                                 ==========   ==========   ==========   ==========